UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada		89169
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 5, 2015, the Compensation Committee of the Board of Directors of Pinnacle Entertainment, Inc. approved forms of equity award agreements for grants of stock options and restricted stock units to executive officers and directors pursuant to the Pinnacle Entertainment, Inc. 2015 Equity and Performance Incentive Plan. Copies of the forms of stock option agreements for executive officers and directors, and forms of restricted stock unit agreements for executive officers and directors are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated into this Current Report on Form 8-K by reference. The foregoing descriptions of the forms of equity award agreements are qualified in their entirety by reference to the forms of equity award agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Form of Executive and Team Member Stock Option Grant Notice and Option Agreement for the Pinnacle Entertainment, Inc. 2015 Equity and Performance Incentive Plan.

Exhibit 10.2	Form of Director Stock Option Grant Notice and Option Agreements for the Pinnacle Entertainment, Inc. 2015 Equity and Performance Incentive Plan.

Exhibit 10.3	Form of Executive and Team Member Restricted Stock Unit Grant Notice and Agreement for the Pinnacle Entertainment, Inc. 2015 Equity and Performance Incentive Plan.

Exhibit 10.4	Form of Director Restricted Stock Unit Grant Notice and Agreement for the Pinnacle Entertainment, Inc. 2015 Equity and Performance Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: October 9, 2015	By:	/s/ Elliot D. Hoops
Elliot D. Hoops
Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Form of Executive and Team Member Stock Option Grant Notice and Option Agreement for the Pinnacle Entertainment, Inc. 2015 Equity and Performance Incentive Plan.

Exhibit 10.2	Form of Director Stock Option Grant Notice and Option Agreements for the Pinnacle Entertainment, Inc. 2015 Equity and Performance Incentive Plan.

Exhibit 10.3	Form of Executive and Team Member Restricted Stock Unit Grant Notice and Agreement for the Pinnacle Entertainment, Inc. 2015 Equity and Performance Incentive Plan.

Exhibit 10.4	Form of Director Restricted Stock Unit Grant Notice and Agreement for the Pinnacle Entertainment, Inc. 2015 Equity and Performance Incentive Plan.

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